Exhibit 99.1

CONTACT: Rob Seelig (603) 640-2212

WHITE MOUNTAINS REPORTS THIRD QUARTER RESULTS

HAMILTON, Bermuda (November 6, 2024) - White Mountains Insurance Group, Ltd. (NYSE: WTM) reported book value per share of $1,795 and adjusted book value per share of $1,883 as of September 30, 2024. Book value per share and adjusted book value per share increased 4% and 6% in the third quarter of 2024 and 9% and 11% in the first nine months of 2024, including dividends.

As of July 1, 2024, White Mountains no longer consolidates BAM. As of September 30, 2024, the BAM surplus notes were fair valued in accordance with GAAP at $411 million, which resulted in a pre-tax unrealized loss to book value of $99 million in the third quarter. As of June 30, 2024, for adjusted book value purposes, the BAM surplus notes were valued at $415 million, including an $87 million time value discount.

Manning Rountree, CEO, commented, “ABVPS was up 6% in the quarter and 11% year-to-date, driven by solid results at our operating companies and good investment returns. Ark produced a 79% combined ratio and $374 million of gross written premiums in the quarter, up 49% year-over-year. HG Global generated $14 million of gross written premiums in the quarter, driven by strong primary market volume at BAM. At Kudu, trailing 12 months adjusted EBITDA increased, while the fair value of the continuing portfolio grew 3%. Bamboo had another strong quarter, doubling managed premiums and growing adjusted EBITDA significantly. MediaAlpha’s share price increased 38% in the quarter, producing an $88 million unrealized gain. Undeployed capital remains at roughly $650 million.”

Comprehensive income attributable to common shareholders was $180 million and $361 million in the third quarter and first nine months of 2024 compared to $23 million and $224 million in the third quarter and first nine months of 2023. Results in the third quarter and first nine months of 2024 included $88 million and $160 million of net realized and unrealized investment gains from White Mountains’s investment in MediaAlpha compared to $47 million and $39 million of unrealized investment losses in the third quarter and first nine months of 2023.

Ark/WM Outrigger

The Ark/WM Outrigger segment’s combined ratio was 77% and 84% in the third quarter and first nine months of 2024 compared to 77% and 83% in the third quarter and first nine months of 2023. Ark/WM Outrigger reported gross written premiums of $374 million and $1,943 million, net written premiums of $339 million and $1,440 million and net earned premiums of $552 million and $1,173 million in the third quarter and first nine months of 2024 compared to gross written premiums of $251 million and $1,667 million, net written premiums of $231 million and $1,306 million and net earned premiums of $499 million and $1,047 million in the third quarter and first nine months of 2023.

Ark’s combined ratio was 79% and 85% in the third quarter and first nine months of 2024 compared to 81% and 87% in the third quarter and first nine months of 2023. Ark’s combined ratio included 17 points and eight points of catastrophe losses in the third quarter and first nine months of 2024, driven primarily by Hurricanes Helene, Debby and Beryl as well as Calgary hailstorms, compared to 11 points and seven points of catastrophe losses in the third quarter and first nine months of 2023, driven primarily by Hurricane Idalia, the Maui wildfires and various smaller events. Ark’s combined ratio in the third quarter and first nine months of 2024 included five points and three points of net favorable prior year development, primarily from property lines of business, compared to less than one point of net favorable prior year development and two points of net unfavorable prior year development in the third quarter and first nine months of 2023.

Ark reported gross written premiums of $374 million and $1,943 million, net written premiums of $331 million and $1,358 million and net earned premiums of $507 million and $1,111 million in the third quarter and first nine months of 2024 compared to gross written premiums of $251 million and $1,667 million, net written premiums of $225 million and $1,198 million and net earned premiums of $438 million and $972 million in the third quarter and first nine months of 2023.

Ark reported pre-tax income of $119 million and $202 million in the third quarter and first nine months of 2024 compared to $62 million and $140 million in the third quarter and first nine months of 2023. Ark’s results included net realized and unrealized investment gains (losses) of $53 million and $84 million in the third quarter and first nine months of 2024 compared to $(7) million and $36 million in the third quarter and first nine months of 2023.

Ian Beaton, CEO of Ark, said, “Ark had a good third quarter. The combined ratio was 79% in the quarter, an improvement of two points year-over-year. Gross written premiums were $374 million in the quarter and $1,943 million year-to-date, up 49% and 17%, respectively, from 2023 levels despite generally flat rate change. We continue to experience good growth across several lines of business, aided by new underwriters and product classes.”

WM Outrigger Re’s combined ratio was 58% and 50% in the third quarter and first nine months of 2024 compared to 44% and 40% in the third quarter and first nine months of 2023. Catastrophe losses in 2024 included Hurricanes Helene, Debby and Beryl as well as Calgary hailstorms. Major catastrophe losses affecting WM Outrigger Re in 2023 were minimal. WM Outrigger Re reported gross and net written premiums of $9 million and $82 million and net earned premiums of $45 million and $63 million in the third quarter and first nine months of 2024 compared to gross and net written premiums of $6 million and $108 million and net earned premiums of $61 million and $75 million in the third quarter and first nine months of 2023. Net earned premiums in the first nine months of 2024 decreased due to White Mountains’s lower capital commitment to WM Outrigger Re in 2024 compared to 2023. WM Outrigger Re reported pre-tax income of $22 million and $40 million in the third quarter and first nine months of 2024 compared to $37 million and $53 million in the third quarter and first nine months of 2023.

Hurricane Milton represents a significant industry loss event in the fourth quarter. Industry estimates are preliminary and range widely. Ark does not currently expect that Milton losses will cause full year 2024 actual catastrophe losses for Ark/WM Outrigger to diverge materially from full year 2024 planned catastrophe losses.

HG Global

Effective July 1, 2024, White Mountains no longer consolidates BAM. Upon deconsolidation, the BAM surplus notes were fair valued in accordance with GAAP at $387 million, which resulted in an unrealized loss on deconsolidation of $115 million. As of September 30, 2024, the BAM surplus notes were fair valued at $411 million, which included accrued interest of $8 million and an increase in fair value of $16 million, driven by lower interest rates, during the third quarter of 2024. As of June 30, 2024, for adjusted book value purposes, the BAM surplus notes were valued at $415 million, including an $87 million time value discount.

HG Global reported gross written premiums of $14 million and $35 million and earned premiums of $8 million and $22 million in the third quarter and first nine months of 2024 compared to gross written premiums of $14 million and $32 million and earned premiums of $7 million and $19 million in the third quarter and first nine months of 2023. HG Global reported gross written premiums net of ceding commission paid of $10 million and $24 million in the third quarter and first nine months of 2024 compared to $10 million and $22 million in the third quarter and first nine months of 2023. HG Global’s total par value of policies assumed, which represents its first-loss exposure on policies assumed from BAM, was $688 million and $2,012 million in the third quarter and first nine months of 2024 compared to $644 million and $1,594 million in the third quarter and first nine months of 2023. HG Global’s total gross pricing was 203 and 171 basis points in the third quarter and first nine months of 2024 compared to 220 and 200 basis points in the third quarter and first nine months of 2023.

HG Global reported pre-tax income (loss) of $(63) million and $(46) million in the third quarter and first nine months of 2024 compared to $(2) million and $22 million in the third quarter and first nine months of 2023. HG Global’s results included net realized and unrealized investment gains (losses) of $23 million and $13 million in the third quarter and first nine months of 2024 compared to $(14) million and $(11) million in the third quarter and first nine months of 2023, driven by the movement of interest rates. HG Global’s results in the third quarter and first nine months of 2024 also included the loss on deconsolidation of $115 million, partially offset by an increase in fair value of the BAM surplus notes of $16 million during the quarter.

Kevin Pearson, President of HG Global, said, “HG Global had a solid quarter with gross written premiums of $14 million. HG Global benefited from continued high demand for BAM’s bond insurance, particularly in the primary market. Par value of primary market policies assumed grew 5% to $582 million, while primary market gross written premiums grew 14% to $10 million.”

We encourage you to read BAM’s third quarter statutory financial statements and operating supplement, which are available on BAM’s website at https://bambonds.com/about-bam/credit-rating-and-finanical-information/.

Kudu

Kudu reported total revenues of $47 million, pre-tax income of $38 million and adjusted EBITDA of $14 million in the third quarter of 2024 compared to total revenues of $26 million, pre-tax income of $16 million and adjusted EBITDA of $12 million in the third quarter of 2023. Total revenues, pre-tax income and adjusted EBITDA included $17 million of net investment income in the third quarter of 2024 compared to $15 million in the third quarter of 2023. Total revenues and pre-tax income also included $30 million of net realized and unrealized investment gains in the third quarter of 2024 compared to $11 million in the third quarter of 2023.

Kudu reported total revenues of $128 million, pre-tax income of $101 million and adjusted EBITDA of $41 million in the first nine months of 2024 compared to total revenues of $89 million, pre-tax income of $62 million and adjusted EBITDA of $34 million in the first nine months of 2023. Total revenues, pre-tax income and adjusted EBITDA included $50 million of net investment income in the first nine months of 2024 compared to $44 million in the first nine months of 2023. Total revenues and pre-tax income also included $78 million of net realized and unrealized investment gains in the first nine months of 2024 compared to $45 million in the first nine months of 2023.

Rob Jakacki, CEO of Kudu, said, “We enjoyed another strong quarter. Trailing 12 months net investment income increased 3% to $77 million, while annualized adjusted EBITDA increased 2% to $63 million. The fair value of Kudu’s continuing portfolio increased 3%. Kudu’s pipeline remains highly active. We are pleased to have closed our capital deployment in Revelation early in the fourth quarter, and we expect to deploy additional capital before the end of the year.”

Bamboo

Bamboo reported commission and fee revenues of $43 million and $97 million and pre-tax income of $16 million and $23 million for the third quarter and first nine months of 2024. Bamboo reported MGA pre-tax income of $14 million and $21 million and MGA adjusted EBITDA of $19 million and $37 million for the third quarter and first nine months of 2024.

Managed premiums, which represent the total premiums placed by Bamboo, were $148 million and $358 million for the third quarter and first nine months of 2024 compared to $71 million and $140 million for the third quarter and first nine months of 2023. The increase in managed premiums was driven primarily by growth in new business volume as well as a growing renewal book.

John Chu, CEO of Bamboo, said, “Bamboo had another strong quarter. Managed premiums doubled year-over-year to $148 million, and MGA Adjusted EBITDA increased to a record $19 million. Growth remains robust given high demand for our services from new and renewing policyholders.”

MediaAlpha

As of September 30, 2024, White Mountains owned 17.9 million shares of MediaAlpha, representing a 27% basic ownership interest (25% on a fully-diluted/fully-converted basis). As of September 30, 2024, MediaAlpha’s share price was $18.11 per share, which increased from $13.17 per share as of June 30, 2024. The carrying value of White Mountains’s investment in MediaAlpha was $323 million as of September 30, 2024 compared to $235 million at June 30, 2024. At our current level of ownership, each $1.00 per share increase or decrease in the share price of MediaAlpha will result in an approximate $7.00 per share increase or decrease in White Mountains’s book value per share and adjusted book value per share.

We encourage you to read MediaAlpha’s third quarter earnings release and related shareholder letter, which is available on MediaAlpha’s investor relations website at www.investors.mediaalpha.com.

Other Operations

White Mountains’s Other Operations reported pre-tax income (loss) of $108 million and $157 million in the third quarter and first nine months of 2024 compared to $(63) million and $19 million in the third quarter and first nine months of 2023. Net realized and unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha were $88 million and $160 million in the third quarter and first nine months of 2024 compared to $(47) million and $(39) million in the third quarter and first nine months of 2023. Excluding MediaAlpha, net realized and unrealized investment gains were $30 million and $60 million in the third quarter and first nine months of 2024 compared to $8 million and $126 million in the third quarter and first nine months of 2023. Net investment income was $10 million and $28 million in the third quarter and first nine months of 2024 compared to $8 million and $22 million in the third quarter and first nine months of 2023. White Mountains’s Other Operations reported general and administrative expenses of $33 million and $126 million in the third quarter and first nine months of 2024 compared to $42 million and $131 million in the third quarter and first nine months of 2023.

Investments

The total consolidated portfolio return was 4.6% in the third quarter of 2024. Excluding MediaAlpha, the total consolidated portfolio return was 3.3% in the third quarter of 2024. The total consolidated portfolio return was -0.2% in the third quarter of 2023. Excluding MediaAlpha, the total consolidated portfolio return was 0.6% in the third quarter of 2023

The total consolidated portfolio return was 9.4% in the first nine months of 2024. Excluding MediaAlpha, the total consolidated portfolio return was 6.9% in the first nine months of 2024. The total consolidated portfolio return was 5.3% in the first nine months of 2023. Excluding MediaAlpha, the total consolidated portfolio return was 6.3% in the first nine months of 2023.

Mark Plourde, President of White Mountains Advisors, said, “Excluding MediaAlpha, the total portfolio was up 3.3% in the quarter, a good absolute result but lagging benchmarks. The fixed income portfolio returned 2.9%, behind the longer duration BBIA Index return of 4.6% as interest rates declined in the quarter. The equity portfolio excluding MediaAlpha returned 3.8%, behind the S&P 500 Index return of 5.9%. Equity results were driven by lower relative returns from our international common equities and certain other long-term investments.”

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange under the symbol WTM and the Bermuda Stock Exchange under the symbol WTM.BH. Additional financial information and other items of interest are available at the Company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-Q today with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(Unaudited)

	September 30, 2024	December 31, 2023	September 30, 2023
Assets
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Fixed maturity investments	$1,461.2	$866.8	$775.0
Common equity securities	435.6	400.6	384.9
Short-term investments	579.1	962.8	850.0
Other long-term investments	544.8	440.9	416.6
Total investments	3,020.7	2,671.1	2,426.5
Cash (restricted $3.3, $0.7, $0.3)	148.8	90.5	129.6
Reinsurance recoverables	748.0	442.0	538.4
Insurance premiums receivable	993.0	612.2	781.6
Deferred acquisition costs	199.7	145.3	178.7
Goodwill and other intangible assets	292.5	292.5	292.5
Other assets	175.8	125.0	66.9
Total P&C Insurance and Reinsurance assets	5,578.5	4,378.6	4,414.2
Financial Guarantee (HG Global)
Fixed maturity investments	636.1	1,012.3	932.2
Short-term investments	34.6	70.6	80.1
Total investments	670.7	1,082.9	1,012.3
Cash	1.2	6.7	4.9
BAM surplus notes, at fair value	411.1	—	—
Insurance premiums receivable	7.9	5.5	5.5
Deferred acquisition costs	83.2	40.1	38.5
Other assets	27.8	36.8	22.2
Total Financial Guarantee assets	1,201.9	1,172.0	1,083.4
Asset Management (Kudu)
Short-term investments	20.3	29.3	17.3
Other long-term investments	936.8	896.3	780.7
Total investments	957.1	925.6	798.0
Cash	76.7	1.4	5.4
Accrued investment income	15.7	17.6	15.8
Goodwill and other intangible assets	8.0	8.3	8.4
Other assets	36.6	6.5	8.3
Total Asset Management assets	1,094.1	959.4	835.9
P&C Insurance Distribution (Bamboo)
Fixed maturity investments	38.9	—	—
Short-term investments	14.6	—	—
Total investments	53.5	—	—
Cash (restricted $67.7, $0.0, $0.0)	91.1	—	—
Premiums, commissions and fees receivable	72.7	—	—
Goodwill and other intangible assets	359.0	—	—
Other assets	23.3	—	—
Total P&C Insurance Distribution assets	599.6	—	—
Other Operations
Fixed maturity investments	286.1	230.2	270.7
Common equity securities	219.8	137.8	252.1
Investment in MediaAlpha	323.4	254.9	188.8
Short-term investments	241.7	425.2	215.5
Other long-term investments	589.5	661.0	698.5
Total investments	1,660.5	1,709.1	1,625.6
Cash	28.2	23.8	22.9
Insurance premiums receivable	34.3	—	—
Goodwill and other intangible assets	66.2	69.8	71.2
Other assets	74.2	73.2	89.6
Total Other Operations assets	1,863.4	1,875.9	1,809.3
Total assets	$10,337.5	$8,385.9	$8,142.8

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(millions)
(Unaudited)

	September 30, 2024	December 31, 2023	September 30, 2023
Liabilities
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Loss and loss adjustment expense reserves	$2,133.0	$1,605.1	$1,571.8
Unearned insurance premiums	1,149.8	743.6	984.6
Debt	156.8	185.5	184.6
Reinsurance payable	230.2	81.1	146.3
Contingent consideration	141.5	94.0	62.1
Other liabilities	188.9	166.8	132.0
Total P&C Insurance and Reinsurance liabilities	4,000.2	2,876.1	3,081.4
Financial Guarantee (HG Global)
Unearned insurance premiums	287.0	325.8	312.3
Debt	147.3	146.9	146.8
Other liabilities	19.6	59.0	59.9
Total Financial Guarantee liabilities	453.9	531.7	519.0
Asset Management (Kudu)
Debt	218.5	203.8	203.7
Other liabilities	75.9	71.6	53.6
Total Asset Management liabilities	294.4	275.4	257.3
P&C Insurance Distribution (Bamboo)
Loss and loss adjustment expense reserves	17.7	—	—
Unearned insurance premiums	29.9	—	—
Premiums and commissions payable	93.7	—	—
Other liabilities	30.7	—	—
Total P&C Insurance Distribution liabilities	172.0	—	—
Other Operations
Loss and loss adjustment expense reserves	8.1	—	—
Unearned insurance premiums	28.5	—	—
Debt	22.3	28.4	29.6
Accrued incentive compensation	64.5	87.7	64.0
Other liabilities	33.8	25.0	27.3
Total Other Operations liabilities	157.2	141.1	120.9
Total liabilities	5,077.7	3,824.3	3,978.6

Equity
White Mountains’s common shareholder’s equity
White Mountains’s common shares and paid-in surplus	563.3	551.3	547.5
Retained earnings	4,048.3	3,690.8	3,404.3
Accumulated other comprehensive income (loss), after tax:
Net unrealized gains (losses) from foreign currency translation	(1.0)	(1.6)	(2.7)
Total White Mountains’s common shareholders’ equity	4,610.6	4,240.5	3,949.1
Noncontrolling interests	649.2	321.1	215.1
Total equity	5,259.8	4,561.6	4,164.2
Total liabilities and equity	$10,337.5	$8,385.9	$8,142.8

WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE AND ADJUSTED BOOK VALUE PER SHARE
(Unaudited)

	September 30, 2024	June 30, 2024	December 31, 2023	September 30, 2023
Book value per share numerators (in millions):
White Mountains’s common shareholders’ equity - GAAP book value per share numerator	$4,610.6	$4,422.6	$4,240.5	$3,949.1
HG Global’s unearned premium reserve (1)	278.1	271.7	265.4	254.2
HG Global’s net deferred acquisition costs (1)	(80.6)	(78.5)	(76.5)	(73.1)
Time value of money discount on expected future payments on the BAM surplus notes (1) (2)	—	(84.7)	(87.9)	(90.2)
Adjusted book value per share numerator	$4,808.1	$4,531.1	$4,341.5	$4,040.0
Book value per share denominators (in thousands of shares):
Common shares outstanding - GAAP book value per share denominator	2,568.1	2,568.3	2,560.5	2,560.5
Unearned restricted common shares	(15.0)	(18.3)	(12.4)	(15.7)
Adjusted book value per share denominator	2,553.1	2,550.0	2,548.1	2,544.8
GAAP book value per share	$1,795.31	$1,722.02	$1,656.14	$1,542.36
Adjusted book value per share	$1,883.24	$1,776.89	$1,703.82	$1,587.59
(1) Amount reflects White Mountains's preferred share ownership in HG Global of 96.9%.
(2) For periods subsequent to July 1, 2024, White Mountains carries the BAM surplus notes under GAAP at fair value, which incorporates time value into its estimate.

	September 30, 2024	June 30, 2024	December 31, 2023	September 30, 2023
Quarter-to-date change in GAAP book value per share, including dividends:	4.3%	(1.2)%	7.4%	0.7%
Quarter-to-date change in adjusted book value per share, including dividends:	6.0%	(1.1)%	7.3%	0.7%
Year-to-date change in GAAP book value per share, including dividends:	8.5%	4.0%	13.8%	5.9%
Year-to-date change in adjusted book value per share, including dividends:	10.6%	4.3%	14.0%	6.2%
Year-to-date dividends per share	$1.00	$1.00	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues:
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Earned insurance premiums	$552.2	$498.9	$1,173.3	$1,047.3
Net investment income	24.3	16.9	66.5	41.2
Net realized and unrealized investment gains (losses)	53.2	(6.6)	84.1	35.9
Other revenues	3.7	3.6	9.6	(1.1)
Total P&C Insurance and Reinsurance revenues	633.4	512.8	1,333.5	1,123.3
Financial Guarantee (HG Global)
Earned insurance premiums	7.5	7.9	24.3	23.3
Net investment income	6.0	8.1	26.1	22.9
Net realized and unrealized investment gains (losses)	22.5	(24.1)	8.1	(17.0)
Interest income from BAM surplus notes	7.9	—	7.9	—
Change in fair value of BAM surplus notes	15.8	—	15.8	—
Unrealized loss on deconsolidation of BAM	(114.5)	—	(114.5)	—
Other revenues	—	.7	1.1	2.0
Total Financial Guarantee revenues	(54.8)	(7.4)	(31.2)	31.2
Asset Management (Kudu)
Net investment income	17.2	15.1	50.1	44.0
Net realized and unrealized investment gains (losses)	29.5	11.2	77.5	45.4
Other revenues	.5	—	.5	—
Total Asset Management revenues	47.2	26.3	128.1	89.4
P&C Insurance Distribution (Bamboo)
Commission and fee revenues	42.7	—	97.3	—
Earned insurance premiums	10.6	—	27.0	—
Other revenues	2.4	—	4.5	—
Total P&C Insurance Distribution revenues	55.7	—	128.8	—
Other Operations
Earned insurance premiums	11.2	—	19.8	—
Net investment income	9.6	8.0	27.9	22.0
Net realized and unrealized investment gains (losses)	29.7	8.0	60.4	125.8
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	88.2	(46.8)	159.7	(38.9)
Commission and fee revenues	4.1	3.5	11.1	10.0
Other revenues	14.8	15.2	43.7	67.1
Total Other Operations revenues	157.6	(12.1)	322.6	186.0
Total revenues	$839.1	$519.6	$1,881.8	$1,429.9

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Expenses:
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Loss and loss adjustment expenses	$288.3	$265.8	$644.0	$581.1
Acquisition expenses	96.3	90.3	230.8	211.5
General and administrative expenses	68.9	35.4	154.0	105.5
Change in fair value of contingent consideration	34.2	17.0	47.5	16.8
Interest expense	4.9	5.5	15.0	15.7
Total P&C Insurance and Reinsurance expenses	492.6	414.0	1,091.3	930.6
Financial Guarantee (HG Global)
Acquisition expenses	1.9	2.1	6.3	6.3
General and administrative expenses	.3	17.5	34.8	49.7
Interest expense	5.8	3.8	13.4	10.8
Total Financial Guarantee expenses	8.0	23.4	54.5	66.8
Asset Management (Kudu)
General and administrative expenses	3.6	4.5	10.5	12.3
Interest expense	5.7	5.5	16.7	15.5
Total Asset Management expenses	9.3	10.0	27.2	27.8
P&C Insurance Distribution (Bamboo)
Broker commission expenses	15.9	—	37.9	—
Loss and loss adjustment expenses	4.4	—	14.5	—
Acquisition expenses	3.7	—	9.7	—
General and administrative expenses	16.2	—	43.9	—
Total P&C Insurance Distribution expenses	40.2	—	106.0	—
Other Operations
Loss and loss adjustment expenses	4.2	—	8.1	—
Acquisition expenses	4.5	—	7.1	—
Cost of sales	7.6	8.0	22.2	33.5
General and administrative expenses	32.9	42.2	126.4	130.7
Interest expense	.3	.9	1.6	2.9
Total Other Operations expenses	49.5	51.1	165.4	167.1
Total expenses	599.6	498.5	1,444.4	1,192.3
Pre-tax income (loss)	239.5	21.1	437.4	237.6
Income tax (expense) benefit	(11.6)	(7.3)	(28.9)	(19.4)
Net income (loss)	227.9	13.8	408.5	218.2
Net (income) loss attributable to noncontrolling interests	(48.9)	9.8	(47.7)	4.5
Net income (loss) attributable to White Mountains’s common shareholders	$179.0	$23.6	$360.8	$222.7

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss) attributable to White Mountains’s common shareholders	$179.0	$23.6	$360.8	$222.7
Other comprehensive income (loss), net of tax	1.3	(1.7)	1.1	.9
Comprehensive income (loss)	180.3	21.9	361.9	223.6
Other comprehensive (income) loss attributable to noncontrolling interests	(.5)	.7	(.5)	(.1)
Comprehensive income (loss) attributable to White Mountains’s common shareholders	$179.8	$22.6	$361.4	$223.5

WHITE MOUNTAINS INSURANCE GROUP, LTD.
EARNINGS PER SHARE
(Unaudited)

Earnings (loss) per share attributable to White Mountains’s common shareholders	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Basic earnings (loss) per share	$69.68	$9.19	$140.66	$86.82

Diluted earnings (loss) per share	$69.68	$9.19	$140.66	$86.82

Dividends declared per White Mountains’s common share	$—	$—	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Three Months Ended September 30, 2024	Ark/WM Outrigger
	Ark	WM Outrigger Re	HG Global	Kudu	Bamboo	Other Operations	Total
Revenues:
Earned insurance premiums	$507.2	$45.0	$7.5	$—	$10.6	$11.2	$581.5
Net investment income (1)	21.3	3.0	6.0	17.2	.6	9.6	57.7
Net realized and unrealized investment gains (losses) (1)	53.2	—	22.5	29.5	.7	29.7	135.6
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	88.2	88.2
Interest income from BAM surplus notes	—	—	7.9	—	—	—	7.9
Change in fair value of BAM surplus notes	—	—	15.8	—	—	—	15.8
Unrealized loss on deconsolidation of BAM	—	—	(114.5)	—	—	—	(114.5)
Commission and fee revenues	—	—	—	—	42.7	4.1	46.8
Other revenues	3.7	—	—	.5	1.1	14.8	20.1
Total revenues	585.4	48.0	(54.8)	47.2	55.7	157.6	839.1
Expenses:
Loss and loss adjustment expenses	275.1	13.2	—	—	4.4	4.2	296.9
Acquisition expenses	83.3	13.0	1.9	—	3.7	4.5	106.4
Cost of sales	—	—	—	—	—	7.6	7.6
Broker commission expenses	—	—	—	—	15.9	—	15.9
General and administrative expenses	68.9	—	.3	3.6	16.2	32.9	121.9
Change in fair value of contingent consideration	34.2	—	—	—	—	—	34.2
Interest expense	4.9	—	5.8	5.7	—	.3	16.7
Total expenses	466.4	26.2	8.0	9.3	40.2	49.5	599.6
Pre-tax income (loss)	$119.0	$21.8	$(62.8)	$37.9	$15.5	$108.1	$239.5
(1) Bamboo’s net investment income and net realized and unrealized investment gains (losses) are included in other revenues in the consolidated statement of operations.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Three Months Ended September 30, 2023	Ark/WM Outrigger		HG Global
	Ark	WM Outrigger Re	HG Global	BAM	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$438.3	$60.6	$6.6	$1.3	$—	$—	$506.8
Net investment income	13.9	3.0	4.3	3.8	15.1	8.0	48.1
Net realized and unrealized investment gains (losses)	(6.6)	—	(13.6)	(10.5)	11.2	8.0	(11.5)
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	(46.8)	(46.8)
Interest income (expense) from BAM surplus notes	—	—	6.6	(6.6)	—	—	—
Commission and fee revenues	—	—	—	—	—	3.5	3.5
Other revenues	3.6	—	—	.7	—	15.2	19.5
Total revenues	449.2	63.6	3.9	(11.3)	26.3	(12.1)	519.6
Expenses:
Loss and loss adjustment expenses	258.5	7.3	—	—	—	—	265.8
Acquisition expenses	71.0	19.3	2.0	.1	—	—	92.4
Cost of sales	—	—	—	—	—	8.0	8.0
General and administrative expenses	35.3	.1	.5	17.0	4.5	42.2	99.6
Change in fair value of contingent consideration	17.0	—	—	—	—	—	17.0
Interest expense	5.5	—	3.8	—	5.5	.9	15.7
Total expenses	387.3	26.7	6.3	17.1	10.0	51.1	498.5
Pre-tax income (loss)	$61.9	$36.9	$(2.4)	$(28.4)	$16.3	$(63.2)	$21.1

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Nine Months Ended September 30, 2024	Ark/WM Outrigger		HG Global
	Ark	WM Outrigger Re	HG Global	BAM	Kudu	Bamboo	Other Operations	Total
Revenues:
Earned insurance premiums	$1,110.5	$62.8	$21.5	$2.8	$—	$27.0	$19.8	$1,244.4
Net investment income (1)	57.6	8.9	17.3	8.8	50.1	1.5	27.9	172.1
Net realized and unrealized investment gains (losses) (1)	84.1	—	13.2	(5.1)	77.5	.6	60.4	230.7
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	—	159.7	159.7
Interest income (expense) from BAM surplus notes	—	—	21.1	(13.2)	—	—	—	7.9
Change in fair value of BAM surplus notes	—	—	15.8	—	—	—	—	15.8
Unrealized loss on deconsolidation of BAM	—	—	(114.5)	—	—	—	—	(114.5)
Commission and fee revenues	—	—	—	—	—	97.3	11.1	108.4
Other revenues	9.6	—	—	1.1	.5	2.4	43.7	57.3
Total revenues	1,261.8	71.7	(25.6)	(5.6)	128.1	128.8	322.6	1,881.8
Expenses:
Loss and loss adjustment expenses	630.4	13.6	—	—	—	14.5	8.1	666.6
Acquisition expenses	212.9	17.9	5.9	.4	—	9.7	7.1	253.9
Cost of sales	—	—	—	—	—	—	22.2	22.2
Broker commission expenses	—	—	—	—	—	37.9	—	37.9
General and administrative expenses	153.9	.1	1.3	33.5	10.5	43.9	126.4	369.6
Change in fair value of contingent consideration	47.5	—	—	—	—	—	—	47.5
Interest expense	15.0	—	13.4	—	16.7	—	1.6	46.7
Total expenses	1,059.7	31.6	20.6	33.9	27.2	106.0	165.4	1,444.4
Pre-tax income (loss)	$202.1	$40.1	$(46.2)	$(39.5)	$100.9	$22.8	$157.2	$437.4
(1) Bamboo’s net investment income and net realized and unrealized investment gains (losses) are included in other revenues in the consolidated statement of operations.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Nine Months Ended September 30, 2023	Ark/WM Outrigger		HG Global
	Ark	WM Outrigger Re	HG Global	BAM	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$971.9	$75.4	$19.4	$3.9	$—	$—	$1,070.6
Net investment income	33.5	7.7	12.4	10.5	44.0	22.0	130.1
Net realized and unrealized investment gains (losses)	35.9	—	(11.4)	(5.6)	45.4	125.8	190.1
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	(38.9)	(38.9)
Interest income (expense) from BAM surplus notes	—	—	19.7	(19.7)	—	—	—
Commission and fee revenues	—	—	—	—	—	10.0	10.0
Other revenues	(1.1)	—	—	2.0	—	67.1	68.0
Total revenues	1,040.2	83.1	40.1	(8.9)	89.4	186.0	1,429.9
Expenses:
Loss and loss adjustment expenses	573.2	7.9	—	—	—	—	581.1
Acquisition expenses	189.3	22.2	5.6	.7	—	—	217.8
Cost of sales	—	—	—	—	—	33.5	33.5
General and administrative expenses	105.3	.2	1.9	47.8	12.3	130.7	298.2
Change in fair value of contingent consideration	16.8	—	—	—	—	—	16.8
Interest expense	15.7	—	10.8	—	15.5	2.9	44.9
Total expenses	900.3	30.3	18.3	48.5	27.8	167.1	1,192.3
Pre-tax income (loss)	$139.9	$52.8	$21.8	$(57.4)	$61.6	$18.9	$237.6

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA
($ in millions)
(Unaudited)

Ark/WM Outrigger	Three Months Ended September 30, 2024
	Ark	WM Outrigger Re	Elimination	Total
Insurance premiums:
Gross written premiums	$373.6	$8.8	$(8.8)	$373.6
Net written premiums	$330.6	$8.8	$—	$339.4
Net earned premiums	$507.2	$45.0	$—	$552.2

Insurance expenses:
Loss and loss adjustment expenses	$275.1	$13.2	$—	$288.3
Acquisition expenses	83.3	13.0	—	96.3
Other underwriting expenses (1)	40.3	—	—	40.3
Total insurance expenses	$398.7	$26.2	$—	$424.9

Insurance ratios:
Loss and loss adjustment expense	54.2%	29.3%	—%	52.2%
Acquisition expense	16.4	28.9	—	17.4
Other underwriting expense	7.9	—	—	7.3
Combined Ratio	78.5%	58.2%	—%	76.9%
(1) Included within general and administrative expenses in the consolidated statement of operations.

Ark/WM Outrigger	Three Months Ended September 30, 2023
	Ark	WM Outrigger Re	Elimination	Total
Insurance premiums:
Gross written premiums	$251.2	$6.0	$(6.0)	$251.2
Net written premiums	$225.0	$6.0	$—	$231.0
Net earned premiums	$438.3	$60.6	$—	$498.9

Insurance expenses:
Loss and loss adjustment expenses	$258.5	$7.3	$—	$265.8
Acquisition expenses	71.0	19.3	—	90.3
Other underwriting expenses (1)	25.5	—	—	25.5
Total insurance expenses	$355.0	$26.6	$—	$381.6

Insurance ratios:
Loss and loss adjustment expense	59.0%	12.0%	—%	53.3%
Acquisition expense	16.2	31.8	—	18.1
Other underwriting expense	5.8	—	—	5.1
Combined Ratio	81.0%	43.8%	—%	76.5%
(1) Included within general and administrative expenses in the consolidated statement of operations.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

Ark/WM Outrigger	Nine Months Ended September 30, 2024
	Ark	WM Outrigger Re	Elimination	Total
Insurance premiums:
Gross written premiums	$1,942.7	$82.0	$(82.0)	$1,942.7
Net written premiums	$1,358.2	$82.0	$—	$1,440.2
Net earned premiums	$1,110.5	$62.8	$—	$1,173.3

Insurance expenses:
Loss and loss adjustment expenses	$630.4	$13.6	$—	$644.0
Acquisition expenses	212.9	17.9	—	230.8
Other underwriting expenses (1)	103.9	—	—	103.9
Total insurance expenses	$947.2	$31.5	$—	$978.7

Insurance ratios:
Loss and loss adjustment expense	56.8%	21.7%	—%	54.9%
Acquisition expense	19.2	28.5	—	19.7
Other underwriting expense	9.4	—	—	8.9
Combined Ratio	85.4%	50.2%	—%	83.5%
(1) Included within general and administrative expenses in the consolidated statement of operations.

Ark/WM Outrigger	Nine Months Ended September 30, 2023
	Ark	WM Outrigger Re	Elimination	Total
Insurance premiums:
Gross written premiums	$1,666.7	$108.4	$(108.4)	$1,666.7
Net written premiums	$1,198.0	$108.4	$—	$1,306.4
Net earned premiums	$971.9	$75.4	$—	$1,047.3

Insurance expenses:
Loss and loss adjustment expenses	$573.2	$7.9	$—	$581.1
Acquisition expenses	189.3	22.2	—	211.5
Other underwriting expenses (1)	78.5	—	—	78.5
Total insurance expenses	$841.0	$30.1	$—	$871.1

Insurance ratios:
Loss and loss adjustment expense	59.0%	10.5%	—%	55.5%
Acquisition expense	19.5	29.4	—	20.2
Other underwriting expense	8.1	—	—	7.5
Combined Ratio	86.6%	39.9%	—%	83.2%
(1) Included within general and administrative expenses in the consolidated statement of operations.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
HG Global	2024	2023	2024	2023
Par value assumed:
Par value of primary market policies assumed (1)	$582.3	$552.7	$1,760.3	$1,310.8
Par value of secondary market policies assumed (1)	106.1	91.6	252.0	283.1
Total par value of policies assumed	$688.4	$644.3	$2,012.3	$1,593.9

Reinsurance premiums:
Gross written premiums from primary market	$9.8	$8.6	$23.5	$19.4
Gross written premiums from secondary market	4.2	5.6	11.0	12.5
Total gross written premiums	14.0	14.2	34.5	31.9
Ceding commission paid	$4.1	$4.4	$10.1	$9.7
Total gross written premiums net of ceding commission paid	$9.9	$9.8	$24.4	$22.2

Earned premiums	$7.5	$6.6	$21.5	$19.4

Pricing:
Gross pricing from primary market	168 bps	156 bps	133 bps	148 bps
Gross pricing from secondary market	396 bps	611 bps	437 bps	442 bps
Total gross pricing	203 bps	220 bps	171 bps	200 bps

Total pricing net of ceding commission paid	144 bps	152 bps	121 bps	139 bps

(1) For capital appreciation bonds, par is adjusted to the estimated equivalent par value for current interest paying bonds.

HG Global	As of September 30, 2024	As of December 31, 2023	As of September 30, 2023
Unearned premiums	$287.0	$273.9	$262.3
Deferred acquisition costs	$83.2	$79.0	$75.4

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

Kudu	Three Months Ended September 30, 2023	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2024	Twelve Months Ended September 30, 2024
Net investment income (1)	$15.1	$17.2	$44.0	$50.1	$77.1
Net realized and unrealized investment gains (losses)	11.2	29.5	45.4	77.5	138.2
Other revenues	—	.5	—	.5	.5
Total revenues	26.3	47.2	89.4	128.1	215.8
General and administrative expenses	4.5	3.6	12.3	10.5	17.6
Interest expense	5.5	5.7	15.5	16.7	22.4
Total expenses	10.0	9.3	27.8	27.2	40.0
GAAP pre-tax income (loss)	16.3	37.9	61.6	100.9	175.8
Income tax (expense) benefit	(4.6)	(9.2)	(13.9)	(18.3)	(36.3)
GAAP net income (loss)	11.7	28.7	47.7	82.6	139.5

Add back:
Interest expense	5.5	5.7	15.5	16.7	22.4
Income tax expense (benefit)	4.6	9.2	13.9	18.3	36.3
Depreciation expense	.1	.1	.1	.1	.1
Amortization of other intangible assets	—	—	.2	.2	.3
EBITDA	21.9	43.7	77.4	117.9	198.6

Exclude:
Net realized and unrealized investment (gains) losses	(11.2)	(29.5)	(45.4)	(77.5)	(138.2)
Non-cash equity-based compensation expense	—	—	—	—	1.0
Transaction expenses	1.1	.2	2.4	.3	1.4
Adjusted EBITDA	$11.8	$14.4	$34.4	$40.7	$62.8

Adjustment to annualize partial year revenues from participation contracts acquired					1.2
Adjustment to remove partial year revenues from participation contracts sold					(1.2)
Annualized adjusted EBITDA					$62.8

GAAP net investment income (1)					$77.1
Adjustment to annualize partial year revenues from participation contracts acquired					1.2
Adjustment to remove partial year revenues from participation contracts sold					(1.2)
Annualized revenue					$77.1

Net equity capital drawn					$351.6
Debt capital drawn					210.3
Total net capital drawn and invested (2)					$561.9

GAAP net investment income revenue yield					13.7%

Cash revenue yield					13.7%
(1) Net investment income includes revenues from participation contracts and income from short-term and other long-term investments.
(2) Total net capital drawn represents equity and debt capital drawn and invested less cumulative distributions.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Kudu	2024	2023	2024	2023
Beginning balance of Kudu’s participation contracts (1)	$901.3	$737.1	$890.5	$695.9
Contributions to participation contracts (2)	—	26.7	.2	144.1
Proceeds from participation contracts sold (2) (3)	—	—	(37.5)	(110.4)
Net realized and unrealized investment gains (losses) on participation contracts sold and pending sale (4)	—	(.6)	(6.3)	(1.8)
Net unrealized investment gains (losses) on participation contracts - all other (5)	29.3	12.1	83.7	47.5
Ending balance of Kudu’s participation contracts (1)	$930.6	$775.3	$930.6	$775.3
(1) As of September 30,2023, January 1, 2024 and September 30, 2024, Kudu’s other long-term investments also includes $5.4, $5.8 and $6.2 related to a private debt instrument.
(2) Includes $35.8 of non-cash contributions to (proceeds from) participation contracts for the nine months ended September 30, 2023.
(3) Includes $28.6 of proceeds receivable from participation contracts sold for the nine months ended September 30, 2024.
(4) Includes realized and unrealized investment gains (losses) recognized from participation contracts beginning in the quarter a contract is classified as pending sale.
(5) Includes unrealized investment gains (losses) recognized from (i) ongoing participation contracts and (ii) participation contracts prior to classification as pending sale.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

Bamboo	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2024
Commission and fee revenues	$42.7	$97.3
Earned insurance premiums	10.6	27.0
Other revenues	2.4	4.5
Total revenues	55.7	128.8
Broker commission expenses	15.9	37.9
Loss and loss adjustment expenses	4.4	14.5
Acquisition expenses	3.7	9.7
General and administrative expenses	16.2	43.9
Total expenses	40.2	106.0
GAAP pre-tax income (loss)	15.5	22.8
Income tax (expense) benefit	(2.7)	(4.2)
GAAP net income (loss)	12.8	18.6

Exclude:
Net (income) loss, Bamboo Captive	(1.9)	(1.9)
MGA net income (loss)	10.9	16.7

Add back:
Income tax expense (benefit)	2.7	4.2
Depreciation expense	.1	.1
Amortization of other intangible assets	3.9	12.4
MGA EBITDA	17.6	33.4

Exclude:
Non-cash equity-based compensation expense	.4	1.0
Software implementation expenses	.5	1.4
Restructuring expenses	.1	.7
MGA adjusted EBITDA	$18.6	$36.5

Regulation G

This earnings release includes non-GAAP financial measures that have been reconciled from their most comparable GAAP financial measures.
•Adjusted book value per share is a non-GAAP financial measure which is derived by adjusting (i) the GAAP book value per share numerator and (ii) the common shares outstanding denominator, as described below.

The GAAP book value per share numerator is adjusted (i) for periods prior to July 1, 2024, to include a discount for the time value of money arising from the modeled timing of cash payments of principal and interest on the BAM surplus notes and (ii) for all periods, to add back the unearned premium reserve, net of deferred acquisition costs, at HG Global.

Under GAAP, for periods prior to July 1, 2024, the BAM surplus notes, including accrued interest receivable, were classified as intercompany notes carried at nominal value with no consideration for time value of money and eliminated in consolidation. Based on a debt service model that forecasts operating results for BAM through maturity of the BAM surplus notes, the present value of the BAM surplus notes, including accrued interest and using an 8% discount rate, was estimated to be $87 million, $91 million and $93 million less than the nominal GAAP carrying values as of June 30, 2024, December 31, 2023 and September 30, 2023, respectively. For periods subsequent to July 1, 2024, White Mountains carries the BAM surplus notes under GAAP at fair value, and there is no longer a separate time value of money adjustment for adjusted book value purposes.

The value of HG Global’s unearned premium reserve, net of deferred acquisition costs, was $204 million, $199 million, $195 million and $187 million as of September 30, 2024, June 30, 2024, December 31, 2023 and September 30, 2023, respectively.

White Mountains believes these adjustments are useful to management and investors in analyzing the intrinsic value of HG Global, including the value of the BAM surplus notes and the value of the in-force business at HG Re, HG Global’s reinsurance subsidiary.

The denominator used in the calculation of adjusted book value per share equals the number of common shares outstanding adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. Restricted common shares are earned on a straight-line basis over their vesting periods. The reconciliation of GAAP book value per share to adjusted book value per share is included on page 8.

•The value of the BAM surplus notes for adjusted book value purposes is a non-GAAP financial measure derived, for periods prior to July 1, 2024, by adjusting the nominal GAAP carrying value for a time value discount included in the calculation of adjusted book value per share prior to the deconsolidation of BAM. A reconciliation of the nominal GAAP carrying value to the value of the BAM surplus notes for adjusted book value purposes follows. The amounts disclosed are gross of noncontrolling interests. White Mountains believes this non-GAAP financial measure is useful to management and investors in analyzing the impact to White Mountains from the value of the BAM surplus notes pre- and post-deconsolidation.

Millions	June 30, 2024	July 1, 2024	September 30, 2024

Nominal GAAP carrying value (1)	$501.9	$501.9	$509.8
Less GAAP fair value discount	—	(114.5)	(98.7)
GAAP carrying value	501.9	387.4	411.1
Less time value discount as of June 30, 2024 (2) (3)	(87.4)	—	—
Value of the BAM surplus notes for adjusted book value purposes (2)	$414.5	$387.4	$411.1
(1) The nominal carrying value of the BAM surplus notes includes principal and accrued interest receivable.
(2) For periods subsequent to July 1, 2024, White Mountains carries the BAM surplus notes under GAAP at fair value, and there is no longer a separate time value of money adjustment for adjusted book value purposes.
(3) See adjusted book value per share non-GAAP measure on page 22.

•Kudu’s EBITDA, adjusted EBITDA, annualized adjusted EBITDA, annualized revenue and cash revenue yield are non-GAAP financial measures.

EBITDA is a non-GAAP financial measure that adds back interest expense on debt, income tax (expense) benefit, depreciation and amortization of other intangible assets to GAAP net income (loss).
Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those added back to calculate EBITDA. The items relate to (i) net realized and unrealized investment gains (losses) on Kudu’s revenue and earnings participation contracts, (ii) non-cash equity-based compensation expense and (iii) transaction expenses. A description of each item follows:
•Net realized and unrealized investment gains (losses) - Represents net unrealized investment gains and losses recorded on Kudu’s revenue and earnings participation contracts, which are recorded at fair value under GAAP, and realized investment gains and losses from participation contracts sold during the period.
•Non-cash equity-based compensation expense - Represents non-cash expenses related to Kudu’s management compensation that are settled with equity units in Kudu.
•Transaction expenses - Represents costs directly related to Kudu’s mergers and acquisitions activity, such as external lawyer, banker, consulting and placement agent fees, which are not capitalized and are expensed under GAAP.

Annualized adjusted EBITDA is a non-GAAP financial measure that (i) annualizes partial year revenues related to Kudu’s revenue and earnings participation contracts acquired during the previous 12-month period and (ii) removes partial year revenues related to revenue and earnings participation contracts sold during the previous 12-month period.

Annualized revenue is a non-GAAP financial measure that adds the adjustments for annualized adjusted EBITDA to GAAP net investment income.

Cash revenue yield is a non-GAAP financial measure that is derived using annualized revenue as a percentage of total net capital drawn and invested.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Kudu’s performance. White Mountains also believes that annualized adjusted EBITDA is useful to management and investors in understanding the full earnings profile of Kudu’s business as of the end of any 12-month period. See page 19 for the reconciliation of Kudu’s GAAP net income (loss) to EBITDA, adjusted EBITDA and annualized adjusted EBITDA, and the reconciliation of Kudu’s GAAP net investment income to annualized revenue.

•Bamboo’s MGA pre-tax income (loss), MGA net income (loss), MGA EBITDA and MGA adjusted EBITDA are non-GAAP financial measures.

MGA pre-tax income (loss) and MGA net income (loss) are non-GAAP financial measures that exclude the results of the Bamboo Captive, which is consolidated under GAAP, from Bamboo’s consolidated GAAP pre-tax income (loss) and net income (loss). The following table presents the reconciliation from Bamboo’s consolidated GAAP pre-tax income (loss) to MGA pre-tax income (loss):

Millions	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2024
Bamboo’s consolidated GAAP pre-tax income (loss)	$15.5	$22.8
Remove pre-tax (income) loss, Bamboo Captive	(1.9)	(1.9)
MGA pre-tax income (loss)	$13.6	$20.9

MGA EBITDA is a non-GAAP financial measure that adds back interest expense on debt, income tax (expense) benefit, depreciation and amortization of other intangible assets to MGA net income (loss).

MGA adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those added back to calculate MGA EBITDA. The items relate to (i) non-cash equity-based compensation expense, (ii) software implementation expenses and (iii) restructuring expenses. A description of each item follows:
•Non-cash equity-based compensation expense - Represents non-cash expenses related to Bamboo’s management compensation that are settled with equity units in Bamboo.
•Software implementation expenses - Represents costs directly related to Bamboo’s implementation of new software.
•Restructuring expenses - Represents costs directly related to Bamboo’s corporate restructuring and capital planning activities associated with the development of new markets.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Bamboo’s performance. See page 21 for the reconciliation of Bamboo’s consolidated GAAP net income (loss) to MGA net income (loss), MGA EBITDA and MGA adjusted EBITDA.

•Total consolidated portfolio return excluding MediaAlpha and total equity portfolio return excluding MediaAlpha are non-GAAP financial measures that remove the net investment income and net realized and unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha. White Mountains believes these measures to be useful to management and investors by showing the underlying performance of White Mountains’s investment portfolio and equity portfolio without regard to White Mountains’s investment in MediaAlpha. The following tables present reconciliations from GAAP to the reported percentages:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Total consolidated portfolio return	4.6%	(0.2)%	9.4%	5.3%
Remove MediaAlpha	(1.3)%	0.8%	(2.5)%	1.0%
Total consolidated portfolio return excluding MediaAlpha	3.3%	0.6%	6.9%	6.3%

Three Months Ended September 30, 2024
Total equity portfolio return	6.5%
Remove MediaAlpha	(2.7)%
Total equity portfolio return excluding MediaAlpha	3.8%

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “could”, “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•change in book value per share, adjusted book value per share or return on equity;
•business strategy;
•financial and operating targets or plans;
•incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;
•projections of revenues, income (or loss), earnings (or loss) per share, EBITDA, adjusted EBITDA, dividends, market share or other financial forecasts of White Mountains or its businesses;
•expansion and growth of its business and operations; and
•future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including:

•the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023;
•claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, wildfires, tornadoes, tsunamis, severe weather, public health crises, terrorist attacks, war and war-like actions, explosions, infrastructure failures or cyber-attacks;
•recorded loss reserves subsequently proving to have been inadequate;
•the market value of White Mountains’s investment in MediaAlpha;
•the trends and uncertainties from the COVID-19 pandemic, including judicial interpretations on the extent of insurance coverage provided by insurers for COVID-19 pandemic related claims;
•business opportunities (or lack thereof) that may be presented to it and pursued;
•actions taken by rating agencies, such as financial strength or credit ratings downgrades or placing ratings on negative watch;
•the continued availability of capital and financing;
•the continued availability of fronting and reinsurance capacity;
•deterioration of general economic, market or business conditions, including due to outbreaks of contagious disease (including the COVID-19 pandemic) and corresponding mitigation efforts;
•competitive forces, including the conduct of other insurers;
•changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers; and
•other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.